As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1385548
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12900 Snow Road
Parma, Ohio 44130
(216) 676-2426
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

Gary R. Whitaker, Esq.
General Counsel, Vice President and Secretary
GrafTech International Ltd.
12900 Snow Road
Parma, Ohio 44130
(216) 676-2426
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 324-1400

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share (2)(3)	3,297,385	$5.56	$18,333,460.60	$1,961.68

(1)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and represents the average high and low trading prices of the common stock, as reported on the New York Stock Exchange, on June 22, 2006.

(2)	Also includes rights associated with our common stock pursuant to the Rights Agreement dated August 7, 1998 between GrafTech International Ltd. and Computershare Investor Services, LLC, as amended.

(3)	Also includes such additional indeterminate number of securities as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

As previously announced, we maintain and periodically update a current registration statement relating to the possible resale of shares of our common stock by directors, officers and employees. We are filing this registration statement on Form S-3 to update and replace our registration statement on Form S-3 (Registration No. 333-115407) and amendments thereto (the “Effective Registration Statement”). We intend to file, immediately after this registration statement becomes effective, a post-effective amendment to the Effective Registration Statement to deregister all of the shares which remained unsold thereunder. None of the shares registered thereunder that were held by any of our current directors or officers have been sold.

GrafTech International Ltd.
Common Stock

        This prospectus may be used by selling stockholders and their subsequent transferees, pledgees, donees and successors (collectively called the “sellers”) for the offer and sale of up to 3,297,385 shares of our common stock.

        The shares of our common stock offered hereby may be sold from time to time by one or more of the sellers. No seller is required to offer or sell any shares of our common stock pursuant to this prospectus. The selling stockholders anticipate that, if and when offered and sold, the shares of our common stock will be offered and sold in transactions effected on the New York Stock Exchange, or NYSE, at then prevailing market prices. The sellers have the right, however, to offer and sell shares of our common stock on any other national securities exchange on which our common stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. Each selling stockholder has advised us that each offer and sale made on the NYSE or any other national securities exchange or in the over-the-counter market by him or her or his or her transferees, pledgees, donees and successors will be made through or to licensed or registered brokers and dealers.

        We will not receive any proceeds from the offer and sale of any shares of our common stock by the sellers pursuant to this prospectus. All proceeds from sales of shares of our common stock pursuant to this prospectus will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement. We will bear all of the expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees. No discounts, commissions or other compensation will be allowed or paid by us in connection with sales of the shares of our common stock offered hereby. Each selling stockholder has advised us that no discounts, commissions or other compensation will be allowed or paid by him or her or his or her transferees, pledgees, donees and successors in connection with sales of the shares of our common stock offered hereby, except that usual and customary brokers’ commissions or dealers’ discounts may be paid or allowed by the sellers.

        Our common stock is traded on the NYSE under the trading symbol “GTI.” On June 22, 2006, the last reported sale price of our common stock on the NYSE was $5.56 per share.

        Investment in these securities involves a certain amount of risk. See “Risk Factors” beginning on Page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2006.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, selling stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus.

        It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in our common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.

        You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The sellers are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

        “We,” “us” or “our” refers to GrafTech International Ltd. (“GTI”) and its subsidiaries collectively or, if the context so requires, GTI, GrafTech Global Enterprises Inc. or GrafTech Finance Inc., individually.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act ”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E.,

Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports and proxy statements and other information relating to us can also be read and copied at the NYSE located at 11 Wall Street, New York, New York 10005, (212) 656-3000.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the locations described above.

        Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

        We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.graftech.com/GrafTech/Investor+Relations/Default.htm. The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We have filed the following documents with the SEC pursuant to the Securities Exchange Act of 1934 and hereby incorporate them by reference in the registration statement:

        (a)     Our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006 (the “2005 Form 10-K”).

        (b)     Our quarterly report on Form 10-Q for the period ended March 31, 2006, filed with the SEC on May 9, 2006.

        (c)     Our current reports on Form 8-K, filed with the SEC on February 9, 2006, except for Item 2.02 contained therein, March 9, 2006, except for Item 2.02 contained therein, April 3, 2006, May 1, 2006, and May 8, 2006, respectively.

        (d)     The portions of our annual proxy statement relating to our annual meeting of stockholders held on May 24, 2006, filed with the SEC on April 13, 2006, that have been incorporated by reference into the 2005 Form 10-K.

        (e)     The description of our common stock contained in our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under Section 12 of the Exchange Act on July 28, 1995.

        (f)     The description of our common stock contained in amendment no. 2 to our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under Section 12 of the Exchange Act on April 21, 2004.

        (g)     The description of our preferred share purchase rights contained in our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under Section 12 of the Exchange Act on September 10, 1998.

        (h)     The description of our preferred share purchase rights contained in amendment no. 2 to our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under Section 12 of the Exchange Act on April 21, 2004.

        All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

THE COMPANY

        We are one of the world’s largest manufacturers of the broadest range of high quality graphite electrodes, products essential to the production of electric arc furnace (“EAF”) steel and various other ferrous and nonferrous metals. We are the largest manufacturer of high quality natural graphite products enabling thermal management solutions for the electronics industry and fuel cell solutions for the transportation and power generation industries. We are one of the world’s largest manufacturers and providers of other synthetic graphite and carbon products, as well as related technical services, including cathodes for the aluminum industry and other advanced graphite and carbon materials for the semiconductor, transportation, petrochemical and other metals markets. We service customers in about 80 countries, including industry leaders such as Arcelor S.A., Bao Steel, Gerdau S.A. and Mittal Steel in steel, Alcoa and Alcan in aluminum, Dell, Samsung and Sony in electronics, MEMC Electronic Materials in semiconductors and Ballard Power Systems in fuel cells.

        Our vision is to enable customer leadership, better and faster than our competition, through the creation, innovation and manufacture of graphite and carbon material science-based solutions. We have over 100 years of experience in the research and development of graphite and carbon-based solutions and our intellectual property portfolio is extensive. Our business was founded in 1886 by the National Carbon Company.

        We currently manufacture our products in 13 state-of-the-art manufacturing facilities strategically located on four continents and have more diverse locations than the facilities of any of our competitors. We believe our unique global manufacturing network cannot be replicated by any of our competitors due to the capital investment, technology and process know-how required to do so. We believe our network has the largest manufacturing capacity, has one of the lowest manufacturing cost structures of all of our major competitors and delivers the highest-level quality products. We currently have the operating capability, depending on product demand and mix, to manufacture approximately 230,000 metric tons of graphite electrodes annually from our existing assets. We believe that our unique global manufacturing network provides us with significant competitive advantages in product quality, proximity to customers, timely and reliable product delivery, and product costs. Given our global network, we are well positioned to serve the growing number of consolidated, global, multi-plant steel and aluminum customers as well as certain smaller, regional customers and segments.

        We operate the premier research, development and testing facilities in the graphite and carbon industry, and we believe we are the industry leader in graphite and carbon material science and high temperature processing know-how. We believe our technological capabilities for developing products with superior thermal, electrical and physical characteristics provide us with a competitive advantage. These capabilities have enabled us to accelerate development and commercialization of our technologies to exploit markets with high growth potential, including products for electronic thermal management and fuel cell applications.

FORWARD-LOOKING STATEMENTS

        The information appearing under “Forward Looking Statements” in the 2005 Form 10-K and under “Forward Looking Statements and Risk Factors” in our quarterly report on Form 10-Q for the period ended March 31, 2006 filed with the SEC on May 9, 2006 is hereby incorporated by reference.

RISK FACTORS

        The information appearing under “Risks Related to Us” and “Risks Relating to our Securities and Pledges of our Assets” in the 2005 Form 10-K and under “Forward Looking Statements and Risk Factors” in our quarterly report on Form 10-Q for the period ended March 31, 2006 is hereby incorporated by reference.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of any shares of our common stock offered hereby by the sellers. To the extent that any of the shares of our common stock offered hereby are purchased from us upon the exercise of options granted under our stock-based incentive plans, we will receive proceeds from the exercise of such options. Such proceeds will be used for working capital and general corporate purposes.

SELLING SECURITY HOLDERS

        The sellers consist of the selling stockholders listed below and their subsequent transferees, pledgees, donees and successors. The sellers may from time to time offer and sell shares of our common stock pursuant to this prospectus or any applicable prospectus supplement.

        The following table sets forth, as of June 15, 2006, certain information relating to the selling stockholders, the number of shares of our common stock beneficially owned by them, the number of shares of our common stock offered hereby by them, and the number and percentage of shares of our common stock that the selling stockholders would beneficially own if all of the shares of our common stock offered hereby are sold. As of April 30, 2006, there were 98,444,163 shares of our common stock outstanding. Each selling stockholder who is an officer or director has served as one of our officers or one of our directors for at least the past three years (except in the case of Mr. Shular, who serves as an officer and director, and, in the case of Messrs. Whitaker and Widmar, who joined us as officers in May 2006).

Name	Shares of Common Stock Beneficially Owned (a)-(h)	Shares of Common Stock Offered Hereby (a)-(h)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Outstanding Shares After Offering

Officers
Craig S. Shular	1,181,169	1,181,169	0	*
Mark Widmar	78,190	78,190	0	*
Petrus J. Barnard	423,885	423,885	0	*
Gary R. Whitaker	30,244	30,244	0	*
John J. Wetula	344,120	344,120	0	*
Luiz Freitas	37,771	37,771	0	*
Hermanus L. Petorius	20,000	20,000	0	*

Name	Shares of Common Stock Beneficially Owned (a)-(h)	Shares of Common Stock Offered Hereby (a)-(h)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Outstanding Shares After Offering

Directors
R. Eugene Cartledge	113,910	113,910	0	*
Mary B. Cranston	77,984	77,984	0	*
John R. Hall	87,844	87,844	0	*
Harold E. Layman	33,635	33,635	0	*
Ferrell P. McLean	57,094	57,094	0	*
Michael C. Nahl	73,230	73,230	0	*
Frank A. Riddick, III	15,921	15,921	0	*

Other Employees and Former Employees
Group Subtotal	722,388	722,388
Total	3,297,385	3,297,385	0	*

*	Represents holdings of less than 1%.

(a)	Includes shares held directly as follows: for Mr. Shular, 19,310 shares; for Mr. Widmar, 3,000 shares; for Mr. Cartledge, 59,080 shares; for Ms. Cranston, 21,453 shares; for Mr. Hall, 35,194 shares; for Mr. Layman, 10,000 shares; for Ms. McLean, 12,073 shares; for Mr. Nahl, 16,200 shares; and, for Mr. Riddick, 5,000 shares.

(b)	Includes shares held indirectly as follows: for Ms. Cranston, 2,000 shares held by her as Trustee for the Mary and Harold Cranston Family Trust; and, for Ms. McLean, 3,400 shares held through an individual retirement account and 10,000 shares held by her spouse.

(c)	Includes shares issuable upon exercise of options granted under our stock-based incentive plans that are exercisable or become exercisable within 60 days after the date of this prospectus as follows: for Mr. Shular, 967,000 shares; for Mr. Barnard, 271,000 shares; for Mr. Wetula, 264,300 shares; for Mr. Cartledge, 49,830 shares; for Ms. Cranston, 49,531 shares; for Mr. Hall, 47,650 shares; for Mr. Layman, 18,635 shares; for Ms. McLean, 26,621 shares; for Mr. Nahl, 52,030 shares; and for Mr. Riddick, 5,921 shares.

(d)	Includes shares issuable upon exercise of options granted under our stock-based incentive plans that do not become exercisable within 60 days after the date of this prospectus as follows: for Mr. Barnard, 100,000 shares.

(e)	Includes shares granted under our stock-based incentive plans that are vested or become vested within 60 days after the date of this prospectus as follows: for Mr. Shular, 36,505 shares.

(f)	Includes shares granted under our stock-based incentive plans that do not vest within 60 days after the date of this prospectus as follows: for Mr. Shular, 130,000 shares; for Mr. Widmar, 75,000 shares; for Mr. Barnard, 50,000 shares; for Mr. Whitaker, 30,000 shares; and for Mr. Wetula, 75,539 shares.

(g)	Under our savings and compensation deferral plans, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including a fund that invests in our common stock. Each unit in the fund that invests in our common stock approximates one share of our common stock. Under certain circumstances, the shares represented by the units may be distributed to the employees whose accounts are invested therein. This column includes units held in such fund as follows: for Mr. Shular, 28,354 units; for Mr. Widmar, 190 units; for Mr. Barnard, 2,885 units; for Mr. Whitaker, 244 units; and, for Mr. Wetula, 4,280 units.

(h)	Includes shares granted annually to non-employee directors that do not vest within 60 days after the date of this prospectus as follows: for each of Mr. Cartledge, Ms. Cranston, Mr. Hall, Mr. Layman, Ms. McClean, Mr. Nahl and Mr. Riddick, 5,000 shares.

PLAN OF DISTRIBUTION

        This prospectus may be used by sellers and their subsequent transferees, pledgees, donees and successors for the offer and sale of up to 3,297,385 shares of our common stock.

        The shares of our common stock offered hereby may be sold from time to time by one or more of the sellers. No selling stockholder is required to offer or sell any shares of our common stock pursuant to this prospectus. The sellers anticipate that, if and when offered and sold, the shares of our common stock will be offered and sold in transactions effected on the NYSE at then prevailing market prices. The sellers have the right, however, to offer and sell shares of our common stock on any other national securities exchange on which our common stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. Each selling stockholder has advised us that each offer and sale made on the NYSE or any other national securities exchange or in the over-the-counter market by him or her or his or her transferees, pledgees, donees and successors will be made through or to licensed or registered brokers and dealers.

        We will not receive any proceeds from the offer and sale of any shares of our common stock by the sellers pursuant to this prospectus. All proceeds from sales of shares of our common stock pursuant to this prospectus will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement. We will bear all of the expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees. No discounts, commissions or other compensation will be allowed or paid by us in connection with sales of the shares of our common stock offered hereby. Each selling stockholder has advised us that no discounts, commissions, or other compensation will be allowed or paid by him or her or his or her transferees, pledgees, donees and successors, except that usual and customary brokers’ commissions or dealers’ discounts may be paid or allowed by the sellers.

LEGAL MATTERS

        The legality of the shares of our common stock offered hereby and certain other legal matters will be passed upon for us by Kelley Drye & Warren LLP, New York, New York, and Stamford, Connecticut.

EXPERTS

        The financial statements as of and for the years ended December 31, 2005 and December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2005 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The 2003 financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K  have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

        The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to dealers, brokers or agents. All amounts set forth are estimated and subject to change, except for the SEC registration fee. All of the securities being registered hereunder have been previously listed on the NYSE. No portion of these expenses will be paid by the sellers. The expenses shall be paid by the registrant.

SEC registration fee	$1,962
Transfer agent and registrar fees and expenses	1,000
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous expenses	2,038

Total	$20,000

Item 15.  Indemnification of Directors and Officers.

        We maintain a director’s and officer’s liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers insured under the policy include directors and officers of our subsidiaries.

        In addition, the following information is incorporated by reference in the registration statement: the information included in the description of our capital stock contained in our registration statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; the information included in the description of our preferred stock purchase rights contained in our registration statement on Form 8-A dated September 10, 1998, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of our Amended and Restated Certificate of Incorporation incorporated by reference as Exhibit 4.1 to the registration statement on Form S-3, as amended (File No. 333-63848) filed on June 26, 2001; and Article V of our Amended and Restated By-Laws incorporated by reference as Exhibit 4.2 to that registration statement. Article V of those By-Laws also cover directors and officers of our subsidiaries. The provisions of the documents included in the information incorporated by reference above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the “Law”).

        Section 145 of the Law provides as follows:

    (a)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

    (b)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c)        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

    (d)        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e)        Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

    (g)        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h)        For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i)        For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

    (j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k)        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

        Section 102(b) (7) of the Law provides as follows:

    “(b)        In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: … (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.”

Item 16.  Exhibits

    (a)        The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

24.2*	Power of Attorney for R. Eugene Cartledge

24.3*	Power of Attorney for Mary B. Cranston

24.4*	Power of Attorney for John R. Hall

24.5*	Power of Attorney for Ferrell P. McClean

24.6*	Power of Attorney for Michael C. Nahl

24.7*	Power of Attorney for Craig S. Shular

24.8*	Power of Attorney for Harold E. Layman

24.9*	Power of Attorney for Frank A. Riddick, III

* Filed herewith

Item 17.  Undertakings

        The undersigned registrant hereby undertakes:

    (a)        to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

11-4

    (ii)               to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; however, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii)               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by GTI pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

    (b)        that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

    (1)        for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)

under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2)        for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio, on the 27th day of June, 2006.

GRAFTECH INTERNATIONAL LTD. By: /s/ Mark Widmar Name: Mark Widmar Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, the President, the General Counsel, the Secretary, the Assistant Secretary, the Chief Financial Officer, the Treasurer and the Assistant Treasurer, now or hereafter serving, of GrafTech International Ltd., and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Craig S. Shular	Chief Executive Officer, President & Director (Principal Executive Officer)	June 27, 2006
/s/ Mark Widmar Mark Widmar	Chief Financial Officer & Vice President (Principal Financial and Accounting Officer)	June 27, 2006

* R. Eugene Cartledge	Director	June 27, 2006
* Mary B. Cranston	Director	June 27, 2006
* John R. Hall	Director	June 27, 2006
* Harold E. Layman	Director	June 27, 2006
* Ferrell P. McClean	Director	June 27, 2006
* Michael C. Nahl	Director	June 27, 2006
* Frank A. Riddick, III	Director	June 27, 2006

*By /s/ Mark Widmar Mark Widmar, Chief Financial Officer, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof)

24.2	Power of Attorney for R. Eugene Cartledge

24.3	Power of Attorney for Mary B. Cranston

24.4	Power of Attorney for John R. Hall

24.5	Power of Attorney for Ferrell P. McClean

24.6	Power of Attorney for Michael C. Nahl

24.7	Power of Attorney for Craig S. Shular

24.8	Power of Attorney for Harold E. Layman

24.9	Power of Attorney for Frank A. Riddick, III